EXHIBIT 10.2

Promissory Note

Date August 31, 2008	Amount	800,000	Maturity Date

Lender.	Borrow.
Holladay Broadcasting of La, LLC	Debut Broadcasting, Inc.
P. 0. Box 4808	1209 16th Avenue South
Monroe, LA 71211	Nashville, TN 37212

(Street address including county)	Name and street address, inducting county)

FOR VALUE RECEIVED, the undersigned Borrower unconditionally (and jointly and severally, if more than one) promises to pay to the order of Lender, its successors and assigns, without setoff, at its offices indicated at the beginning of this Note, or at such other place as may be designated by Lender, the principal amount of fight Hundred Thousand Dollars ($800,000), or so much thereof as may be advanced from time to time in immediately available funds, together with interest computed daily on the outstanding principal balance hereunder, at an annual interest rate, and in accordance with the payment schedule, indicated below.

[Thus Note contains some provisions preceded by boxes.. If a box is marked, the provision applies to this transaction; if it is not marked, the provision does not apply to this transaction.]

1. Rate.

Fixed Rate. The Rate shall be fixed at 7.5 % percent per annum

Notwithstanding any provision of this Note, Lender does not intend to charge and Borrower shall not be required to pay any amount of interest or other charges in excess of the maximum permitted by the applicable law of the State of Mississippi; if any higher rate ceiling is lawful, then that higher rate ceiling shall apply. Any payment in excess of such maximum shall be refunded to Borrower or credited against principal, at the option of Lender

2.  Accrual Method., Unless otherwise indicated, interest at the Rate set forth above will be calculated by the 365 day method (a daily amount of  interest is computed for a hypothetical year of 360 days; that amount is multiplied by the actual number of days for which any principal is outstanding hereunder). If interest is not to be computed using this method, the method shall be:

Equal monthly payments

3. Rate Change Date. Any Rate based on a fluctuating index or base rate will change, unless otherwise provided, each time and as of the date that the index or base rate changes. If the Rate is to change on any other date or at any other interval, the change shall be:

N/A

In the event any index is discontinued, Lender shall substitute an index determined by Lender to be comparable, in its sole discretion.

4.  Payment Schedule. All payments received hereunder shall be applied first to the payment of any expense or charges payable hereunder or under, any other loan documents executed in connection with this Note, then to interest due and payable, with the balance applied to principal, or in such other order as Lender shall determine at its option.

Principal Plus Accrued Interest. Principal shall be paid in consecutive equal installments of $9,496.15 commencing on and continuing on the same day of each successive month (as applicable) thereafter, with a final payment of all unpaid principal and accrued interest due on September 1, 2018.

6. Collateral.

As collateral security for all of the obligations, the Borrower hereby mortgages, assigns, pledges, conveys, transfers and sets over to the Lender, and grants to the Lender a continuing security interest in, the following (the “Collateral”): all of the right, title and interest of the Borrower in and to (in physical assets, general intangibles, whether now or hereafter existing and whether now owned or hereafter acquired, arising out of or in connection with Borrower's acquisition of radio station WBBV-FM. The collateral also includes WBBV-FM tower lease.

Sale or Encumbrance of Collateral. Without prior written consent of Lender, Borrower will not set exchange, lease or otherwise dispose of the collateral of any of the Borrower's rights therein or under this agreement, or permit any lien or security interest to attach to same except that created by this agreement and other rights, if any, of Lender.

Maintenance of Collateral. Borrower will maintain the Collateral in good condition and repair but without permitting any ten to affix to the Collateral as a result thereof, and will pay and discharge all taxes, levies and other impositions levied thereon as well as the cost of repairs to or maintenance of the same and not permit anything to be done that may impair the value of any of the Collateral If Borrower fails to pay such sums, Lender may do so for the Borrower's account, adding the amount thereof to the other amounts secured hereby.

Insurance of Collateral Borrower shall procure, keep in force, and pay for, insurance on said Collateral, in such amounts and forms, and against such risks, and with such insurers as may be acceptable to Lender and such policies evidencing said insurance shall be furnished to Lender, if Borrower fails to furnish said insurance or fails to pay the premiums thereof, Lender may do so or may obtain insurance of its interest only, adding the amount of any such premium thereof to other amounts secured hereby; however, Lander is under no obligation nor duty to pay such premiums or obtain Insurance.

Perfection of Security Interests. Borrower will pay all costs of filing any financing, continuation or termination statements with respect to the security interest by this agreement; Lender is hereby appointed Borrower's attorney-in-fact to do, at Lender's option and at Borrower's expense, all that is necessary to perfect the security interest created by this agreement and to keep the security interest perfected and the Collateral protected, including, but not limited to signing the Borrower's name on any financing statements or amendments thereto, or the completion of this agreement or of the financing statement by inserting information or terms not inconsistent with the parties' agreement Borrower agrees that a photographic copy or other reproduction of this agreement shall be sufficient as a financing statement.
Impairment of Value. Borrower will not permit anything to be done that may impair the value of any Collateral or the security intended to be afforded by this agreement

7.  Waivers, Consents and Covenants. Borrower, any indorser or guarantor hereof, or any other party hereto (individually an "Obligor" and collectively "Obligors") and each of them jointly and severally: (a) waive presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment notice of dishonor, and any other notice required to be given under the law to any Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Note, any indorsement or guaranty of this Note, or any other documents executed in connection with this Note or any other note or other loan documents now or hereafter executed in connection with any obligation of Borrower to Lender (the "Loan Documents"); (b) consent to all delays, extensions, renewals or other modifications of this Note or the Loan Documents, or waivers of any term hereof or of the Loan Documents, or release or discharge by Lender of any of Obligors, or release, substitution or exchange of any security for the payment hereof, or the failure to act on the part of Lender, or any indulgence shown by Lender (without notice to or further assent from any of Obligors), and agree that no such action, failure to act or failure to exercise any right or remedy by Lender shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by Lender of, or otherwise affect, any of Lender's rights under this Note, under any indorsement or guaranty of this Note or under any of the Loan Documents, and (c) agree to pay, on demand, all costs and expenses of collection or defense of this Note or of any indorsement or guaranty hereof and/or the enforcement or defense of Lender's rights with respect to, or the administration, supervision, preservation, or protection of, or realization upon, any property securing payment hereof, including, without limitation, reasonable attorney's fees, including fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceedings or other proceeding, in such amount as maybe determined reasonable by any arbitrator or court, whichever is applicable.

8.  Prepayments. Prepayments may be made in whole or in part at any time on any loan. All prepayments of principal shall be applied in the inverse order of maturity, or in such other order as Lender shall determine in its sole discretion. No prepayment of any other loan shall be permitted without the prior written consent of Lender.. Notwithstanding such prohibition, if there is a prepayment of any such loan, whether by consent of Lender, or because of acceleration or otherwise, Borrower shall, within 15 days of any request by Lender, pay to Lender any loss or expense which Lender may incur or sustain as a result of such prepayment For the purposes of calculating the amounts owed only, it shall be assumed that Lender actually funded or committed to fund the loan through the purchase of an underlying deposit in an amount and for a term comparable to the loan, and such determination by Lender shall be conclusive, absent a manifest error in computation,

9. Delinquency Charge. To the extent permitted by law, a delinquency charge may be imposed in an amount not to exceed four percent (4%) of any payment that is more than fifteen days late.

10. Events of Default. The following are events of default hereunder:  (a) the failure to pay or perform any obligation, liability or indebtedness of any Obligor to Lender, or to any affiliate or subsidiary of Lender, whether under this Note or any Loan Documents, as and when due (whether upon demand, at maturity or by acceleration); (b) the failure to pay or perform any other obligation, liability or indebtedness of any Obligor to any other party; (c) the death of any Obligor (if an individual); (d) the resignation or withdrawal of any partner or a material owner/guarantor of Borrower, as determined by Lender in its sole discretion; (e) the commencement of a proceeding against any Obligor for dissolution or liquidation, the voluntary or involuntary termination or dissolution of any Obligor or the merger or consolidation of any Obligor with or into another entity; (f) the insolvency of, the business failure of, the appointment of a custodian, trustee, liquidator or receiver for or for any of the property of, the assignment for the benefit of creditors by, or the filing of a petition under bankruptcy, insolvency or debtor's relief law or the filing of a petition for any adjustment of indebtedness, composition or extension by or against any Obligor; (g) the determination by Lender that any representation or warranty made to Lender by any Obligor in any Loan Documents or otherwise is or was, when it was made, untrue or materially misleading; (h) the failure of any Obligor to timely deliver such financial statements, including tax returns, other statements of condition or other information, as Lender shall request from time to time, (1) the entry of a judgment against any Obligor which Lender deems to be of a material nature, in Lender's sole discretion; (j) the seizure or forfeiture of, or the issuance of any writ of possession, garnishment or attachment, or any turnover order for any property of any Obligor; (k) the determination by Lender that it is insecure for any reason; (t) the determination by Lender that a material adverse change has occurred in the financial condition of any Obligor; or (m) the failure of Borrower's business to comply with any law or regulation controlling its operation.

11. Remedies upon Default. Whenever there is a default under this Note (a) the entire balance outstanding hereunder and all other obligations of any Obligor to Lender (however acquired or evidenced) shall, at the option of tender, become immediately due and payable and any obligation of Lender to permit further borrowing under this Note shall immediately cease and terminate, and/or (b) to the extent permitted by law, the Rate of interest on the unpaid principal shall be increased at Lender's discretion up to the maximum rate allowed by law, or if none, 25% per annum (the "Default Rate"). The provisions herein for a Default Rate shall not be deemed to extend the time for any payment hereunder or to constitute a "grace period" giving Obligors a right to cure any default At Lender's option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of this Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Default Rate provided in this Note until the entire outstanding balance of principal and interest is paid in full. Upon a default under this Note, Lender is hereby authorized at any time, at its option and without notice or demand, to set off and charge against any deposit accounts of any Obligor (as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of any Obligor), which at any time shall come into the possession or custody or under the control of Lender or any of its agents, affiliates or correspondents, any and all obligations due hereunder Additionally, Lender shall have all rights and remedies available under each of the Loan Documents, as well as all rights and remedies available at law or in equity

12. Non-Waiver. The failure at any time of Lender to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date All rights and remedies of Lender shall be cumulative and may be pursued singly, successively or together, at the option of Lender. The acceptance by Lender of any partial payment shall not constitute a waiver of any default or of any of Lender's rights under this Note.. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Lender unless the same shall be in writing, duly signed on behalf of Lender; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Lender or the obligations of Obligors to Lender in any other respect at any other time

13. Applicable Law, Venue and Jurisdiction. This Note and the rights and obligations of Borrower and Lender shall be governed by and interpreted in accordance with the law of the State of Mississippi. In any litigation in connection with or to enforce this Note or any indorsement or guaranty of this Note or any Loan Documents, Obligors, and each of them, irrevocably consent to and confer personal jurisdiction on the courts of the State of Mississippi or the United States located within the State of Mississippi and expressly waive any objections as to venue in any such courts Nothing contained herein shall, however, prevent Lender from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law

14. Partial Invalidity. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Note or of the Loan Documents to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

15. Binding Effect. This Note shall be binding upon and inure to the benefit of Borrower, Obligors and Lender and their respective successors, assigns, heirs and personal representatives, provided, however, that no obligations of Borrower or Obligors hereunder can be assigned without prior written consent of Lender

16. Controlling Document. To the extent that this Note conflicts with or is in any way incompatible with any other document related specifically to the loan evidenced by this Note, this Note shall control over any other such document and if this Note does not address an issue, then each other such document shall control to the extent that it deals most specifically with an issue.

Borrower represents to Lender that the proceeds of this loan are to be used primarily for business, commercial or agricultural purposes„ Borrower acknowledges having read and understood, and agrees to be bound by, all terms and conditions of this Note..

NOTICE OF FINAL AGREEMENT. THIS WRITTEN PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES„ THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Debut Broadcasting Mississippi, Inc.
Borrower	Corporate or Partnership Borrower

By: /s/ Steven Ludwig
Holladay Broadcasting of Mississippi
By: /s/ Bob Holladay
Steven Ludwig

Name:Bob Holladay